PRICING SUPPLEMENT NO. 19                                        Rule 424(b)(3)
DATED: November 23, 1998                                     File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                $7,315,045,162
                        THE BEAR STEARNS COMPANIES INC.
                          Medium-Term Notes, Series B
            With Minimum Maturity of Nine Months from Date of Issue

Principal Amount: $100,000,000  Floating Rate Notes [x]   Book Entry Notes [x]
Original Issue Date:            Fixed Rate Notes [_]      Certificated Notes [_]
November 24, 1998

Maturity Date:                  CUSIP#: 073928 FQ 1
November 24, 1999
Option to Extend Maturity:      No  [x]
                                Yes [_]   Final Maturity Date:


                                           Optional                 Optional
                         Redemption        Repayment                Repayment
Redeemable On            Price(s)          Date(s)                  Price(s)
N/A                      N/A               N/A                      N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Daily on each
                                          business day

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[_]       LIBOR Telerate

[x]       Prime Rate                      Interest Payment Period: Quarterly

[_]       CMT Rate


Initial Interest Rate: ***


Index Maturity:  Three Months

Spread (plus or minus): -2.53%
----------------------------------

*     Daily on each business day.

**    2/24/99, 5/24/99, 8/24/99 and 11/24/99.

***   The PRIME rate on November 24, 1998 minus 253 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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